Exhibit 21

Subsidiaries of The Middleby Corporation

State/Country of
Name of Subsidiary	Incorporation/Organization

Alkar Holdings, Inc.	Wisconsin

Alkar-RapidPak-MP Equipment, Inc.	Wisconsin

Alkar-RapidPak Brasil, LLC	Wisconsin

Armor Inox Holding France S.A.S.	France

Armor Inox Production S.a.r.l.	France

Armor Inox S.A.	France

Armor Inox UK Ltd.	United Kingdom

Armor Inox USA LLC	Delaware

Anetsberger, LLC	Delaware

Auto-Bake Acquisition Pty. Ltd.	Australia

Auto-Bake Pty Ltd	Australia

Beech Ovens LLC	Delaware

Beech Ovens Pty Ltd.	Australia

Blodgett Holdings, Inc.	Delaware

Britannia Kitchen Ventilation	United Kingdom

Carter-Hoffmann LLC	Delaware

Cloverleaf Properties, Inc.	Vermont

CookTek Induction Systems, LLC	Delaware

Cozzini, LLC	Delaware

Cozzini Middleby de Mexico, S. de R.L.de C.V.	Mexico

Cozzini Middleby Europe, S.r.l.	Italy

Danfotech Holdings, LLC	Delaware

Danfotech Inc.	Missouri

Doyon Acquisition Company, LLC	Delaware

Doyon Equipment Inc.	Canada

F.R. Drake Company	Delaware

Fab-Asia Inc.	Philippines

Frifri LTD	Switzerland

G.S. Blodgett Corporation	Vermont

Giga Grandi Cucine S.r.l.	Italy

Holman Cooking Equipment Inc.	Delaware

Houno A/S	Denmark

Houno Holdings LLC	Delaware

Houno Svenska AB	Sweden

IMC Ltd	United Kingdom

J.W. Beech Pty Ltd.	Australia

Jade Range LLC	Delaware

Lincat Group PLC	United Kingdom

Lincat Ltd.	United Kingdom

MagiKitch'n Inc.	Pennsylvania

Maurer-Atmos Middleby GmbH	Germany

Middleby Asia Ltd	Hong Kong

Middleby China Corporation	Peoples Republic of China

Middleby Cooking System Manufacturing (Shanghai) Corporation	Peoples Republic of China

Middleby Cozzini Brasil Equipamentos, Ltda	Brazil

Middleby Espana SLU	Spain

Middleby Europe SL	Spain

Middleby Holding UK Ltd.	United Kingdom

Middleby Luxembourg	Luxembourg

Middleby Marshall Holding, LLC	Delaware

Middleby Marshall, Inc.	Delaware

Middleby Mexico SA de CV	Mexico

Middleby Philippines Corporation	Philippines

Middleby UK LTD	United Kingdom

Middleby Worldwide, Inc.	Florida

Middleby Worldwide Philippines	Philippines

Middleby Worldwide (Taiwan) Co., LTD	Republic of China

Middleby XME S.L.U.	Spain

New Star International Holdings, Inc.	Delaware

Perfect Fry LLC	Delaware

The Piper Doyon Group, Inc.	Wisconsin

Pitco Frialator, Inc.	New Hampshire

Star International Holdings, Inc.	Delaware

Star Manufacturing International Inc.	Delaware

TurboChef Technologies Inc.	Delaware

Wells Bloomfield LLC	Delaware